UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549

                                        FORM 8-K

                                     CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported):    May 19, 2006

                                 SCIENTIFIC ENERGY, INC.
                  (Exact name of registrant as specified in its charter)

            UTAH                    000-50559                87-0680657
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)             File Number)         Identification No.)

                    27 Weldon Street, Jersey City, New Jersey 07306 (Address of principal executive offices)

Registrant's telephone number, including area code: (917) 699-2470

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with change in control of registrant, as the Company reported under Item 5.01 on Form 8-K filed with the SEC on April 19, 2006 and on Scheduled 14F-1 filed with the SEC on April 27, 2006, subsequent to the closing of the change in control, the four members of the Company's Board of Directors, Todd Crosland, Jana Meyer, Mark Clawson and Dale Gledhill, tendered their resignations as the Company's directors and executive officers. The resignations of Messrs. Crosland and Clawson became effective on April 27, 2006, and the resignations of Ms. Meyer and Mr. Gledhill became effective on May 8, 2006.

On May 1, 2006, Mary Jiang was elected as a Director and Corporate Secretary. On May 8, 2006, Stanley Chan was elected as the Company's President, Chief Executive Officer, Chief Financial Officer and a Director. Set forth below is certain information with respect to the Company's new directors and officers.

   NAME           AGE                   POSITIONS
------------    -------   ---------------------------------
Stanley Chan      53      President, CEO, CFO and Director
Mary Jiang        48      Secretary and Director

STANLEY CHAN is a Director, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Scientific Energy, Inc., effective May 8, 2006. Since 2000, Mr. Chan has been the President and Chairman of the Board of Directors of Tianlong Trading Co., Ltd, an import and export company. He is also the President and Chairman of Kelton Investments Group, Ltd. a private investment company. Mr. Chan has more than 10 years of experience in import-export business and financial investment.

MARY JIANG is Corporate Secretary and a member of the Board of Directors of Scientific Energy, Inc., effective May 1, 2006. From 1998 to the present, Ms. Jiang has been working for Shanghai Agricultural Produce Group, Ltd, an agricultural products marketer in Shanghai, China. She has more than five years of experience in personal investments.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SCIENTIFIC ENERGY, INC.


Date: May 19, 2006       By: /S/ Stanley Chan
                         -----------------------------------------
                         Stanley Chan, President, CEO and Director